SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                             THE MARCUS CORPORATION
                             ----------------------
                (Name of Registrant as Specified in its Charter)

                          ----------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)    Title of each class of securities to which transaction applies:

       2)    Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4)    Proposed maximum aggregate value of transaction:

       5)    Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)    Amount Previously Paid:

       2)    Form, Schedule or Registration Statement No.:

       3)    Filing Party:

       4)    Date Filed:

                             THE MARCUS CORPORATION
                                     [LOGO]
                      250 East Wisconsin Avenue, Suite 1700
                         Milwaukee, Wisconsin 53202-4220

                     --------------------------------------
                  NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS
                      To Be Held Tuesday, October 23, 2001
                      -------------------------------------

To the Shareholders of

          THE MARCUS CORPORATION

          NOTICE IS HEREBY GIVEN THAT the 2001 Annual Meeting of Shareholders of THE MARCUS CORPORATION ("Company") will be held on Tuesday, October 23, 2001, at 10:00 A.M., local time, at the Monona Terrace Community and Convention Center, One John Nolen Drive, Madison, Wisconsin, for the following purposes:

          1.   to elect nine directors for the ensuing year and

          2. to consider and act upon any other business which may be properly brought before the meeting or any adjournment thereof.

          Only holders of record of the Common Stock and Class B Common Stock as of the close of business on August 15, 2001, will be entitled to notice of, and to vote at, the meeting and any adjournment thereof. Shareholders may vote in person or by proxy. The holders of Common Stock will be entitled to one vote per share and the holders of Class B Common Stock will be entitled to ten votes per share on each matter submitted for shareholder consideration.

          Shareholders are cordially invited to attend the meeting in person. A map is provided on the following page to assist you in locating the Monona Terrace Community and Convention Center. Even if you expect to attend the meeting in person, to help ensure your vote is represented at the meeting, please complete, sign, date and return in the enclosed postage paid return envelope the accompanying proxy, which is being solicited by the Board of Directors. You may revoke your proxy at any time before it is actually voted by giving notice thereof in writing to the undersigned or by voting in person at the meeting.

          Accompanying this Notice of 2001 Annual Meeting of Shareholders is a form of proxy and Proxy Statement.

                                       On Behalf of the Board of Directors

                                       /s/ Thomas F. Kissinger

                                       Thomas F. Kissinger
                                       General Counsel and Secretary

Milwaukee, Wisconsin
September 6, 2001

                Important Information for Shareholders Attending
                   The Marcus Corporation 2001 Annual Meeting
                                   10:00 a.m.
                            Tuesday, October 23, 2001
                 Monona Terrace Community and Convention Center
                              One John Nolen Drive
                               Madison, Wisconsin
Directions:
                                                 _____________________________
Monona Terrace is conveniently located two      [                             ]
blocks from the Capitol building in downtown    [                             ]
Madison.                                        [                             ]
                                                [                             ]
From the Milwaukee area via I-94:               [                             ]
Follow I-94 West. As you approach the city,     [                             ]
follow Highway 30 into Madison. Take the        [                             ]
"State Capitol" exit off Highway 30 and you     [             MAP             ]
will then be on East Washington Avenue.         [                             ]
                                                [                             ]
*  As you approach the Capitol Square, follow   [                             ]
   151 from East Washington left onto Blair     [                             ]
   Street. Take Blair two blocks and turn       [                             ]
   right onto Wilson Street. A few blocks up    [                             ]
   Wilson, just past Olin Terrace, turn left    [                             ]
   into the Monona Terrace parking structure.   [_____________________________

From the North via I-90/94: (from Minneapolis, La Crosse, Wausau, Stevens Point) Take I-90/94 to the Highway 151 exit (southwest) going toward the State Capitol. Take 151/East Washington Avenue all the way into downtown. Follow * directions above.

From the Northeast via Highway 151: (from Green Bay, Fox River Valley)
Follow Highway 151 toward the State Capitol. Take 151/East Washington Avenue all the way into downtown. Follow * directions above.

From the Southeast via I-90:  (from Chicago, Beloit, Janesville)
Take the Hwy 12 & 18 (beltline) exit to Madison. Exit at John Nolen Drive and follow John Nolen two miles to the Monona Terrace parking structure entrance.

From the Southwest via Highways 18 & 151: (from Dubuque, Platteville,
Dodgeville)
As you approach Madison, enter the Beltline (Hwy 12 & 18). Take the John Nolen Drive exit off the Beltline, and follow John Nolen two miles. The entrance to the Monona Terrace parking structure will be on your right.
_______________________________________________________________________________
Bus from Milwaukee to Madison:
A courtesy bus will be available for shareholders who do not wish to drive to Madison. There will be two departure locations:

Stop #1:
Departs promptly at 7:45 a.m., Pfister Hotel, 424 E. Wisconsin Ave., Milwaukee

Stop #2:
Departs approximately 8:00 a.m., West Point Cinema, 20241 W. Bluemound Road, Waukesha (Off I-94 West at the Hwy 18 Waukesha exit)

Return:
The bus will leave the Monona Terrace Convention Center at approximately 1:30 p.m. for the return trip.

Reservations:
Reservations are required. To reserve a seat on the bus, call (414) 905-1777 by Wednesday, October 17.
_______________________________________________________________________________
Experience the Hilton Madison at Monona Terrace:

The Marcus Corporation's newest hotel, the Hilton Madison at Monona Terrace, is connected to the Monona Terrace Community and Convention Center by a skywalk. Shareholders are invited to experience this new property through several special shareholder discounts.

Reduced Room Rate:
Shareholders who stay overnight at the Hilton Madison at Monona Terrace on Monday, October 22, or Tuesday, October 23, will receive a discounted room rate of $89 per night. Advance reservations are required and can be made by calling the hotel at (866) 403-8838. Indicate that you are a Marcus Corporation shareholder when making your reservation. The Hilton Madison is located at 9 East Wilson Street.

Dining Discount:
Shareholders dining at 9 East, the hotel's French brasserie restaurant, will receive at 20% discount on their bill on the evening of Monday, October 22, and all day on Tuesday, October 23. Let your server know that you are a Marcus Corporation shareholder.

                             THE MARCUS CORPORATION
                                     [LOGO]

                             -----------------------
                                 PROXY STATEMENT
                             -----------------------

                                       For
                       2001 Annual Meeting of Shareholders
                           To be Held October 23, 2001

          This Proxy Statement and accompanying form of proxy are being furnished to the shareholders of THE MARCUS CORPORATION ("Company"), beginning on or about September 6, 2001, in connection with the solicitation of proxies by the Board of Directors of the Company ("Board") for use at the Company's 2001 Annual Meeting of Shareholders to be held on Tuesday, October 23, 2001, at 10:00 A.M., local time, at the Monona Terrace Community and Convention Center, One John Nolen Drive, Madison, Wisconsin and at any adjournment thereof (collectively, "Meeting"), for the purposes set forth in the attached Notice of 2001 Annual Meeting of Shareholders and as described herein.

          Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Meeting and to vote in person. Presence at the Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder who has signed a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company's Secretary in writing, by notifying the appropriate personnel at the Meeting in writing or by voting in person at the Meeting. Unless so revoked, the shares represented by proxies received by the Board will be voted at the Meeting in accordance with the instructions thereon. If no instructions are specified on the proxy, the votes represented thereby will be voted (i) FOR the Board's nine director nominees set forth below and (ii) on such other shareholder matters that may properly come before the Meeting in accordance with the best judgment of the persons named as proxies.

          Only holders of record of shares of Common Stock ("Common Shares") and Class B Common Stock ("Class B Shares") as of the close of business on August 15, 2001 ("Record Date") are entitled to vote at the Meeting. As of the Record Date, the Company had 19,253,798 Common Shares and 9,948,973 Class B Shares outstanding and entitled to vote. The record holder of each outstanding Common Share on the Record Date is entitled to one vote per share and the record holder of each outstanding Class B Share on the Record Date is entitled to ten votes per share on each matter submitted for shareholder consideration at the Meeting. The holders of Common Shares and the holders of Class B Shares will vote together as a single class on all matters subject to shareholder consideration at the Meeting. The total number of votes represented by outstanding Common Shares and Class B Shares as of the Record Date was 118,743,528, consisting of 19,253,798 votes represented by outstanding Common Shares and 99,489,730 votes represented by outstanding Class B Shares.

                              ELECTION OF DIRECTORS

          At the Meeting, the Company's shareholders will elect nine directors of the Company, constituting the entire Board, to hold office until the Company's 2002 annual meeting of shareholders and until their successors are duly qualified and elected. If, prior to the Meeting, any of the Board's nominees for any reason become unable to serve as a director, the votes represented by proxies granting authority to vote for all of the nominees named below, or containing no voting instructions, will be voted for a replacement nominee selected by the Board. Under Wisconsin law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election, assuming a quorum is present. For this purpose, "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election. Therefore, any shares that are not voted on this matter at the Meeting, whether by abstention, broker nonvote or otherwise, will have no effect on the election of directors at the Meeting.

          All of the nominees have served continuously as directors since the indicated date of their election and, except for Mr. James D. Ericson, all of the nominees are shareholder-elected directors of the Company. Mr. Ericson was elected as a director on January 15, 2001 by a unanimous vote of the Board. The names of the nominees, together with certain information about each of them as of the Record Date, are set forth below.

                                                                                                                    Director
            Name                        Current Principal Occupation                                       Age       Since
            ----                        ----------------------------                                       ---       -----
[Photo]     Stephen H. Marcus.........  Chairman of the Board, President and Chief                         66        1969
                                        Executive Officer of the Company(1)(2)(3)

[Photo]     Diane Marcus Gershowitz...  Real estate management and investments(1)(3)                       62        1985

[Photo]     Daniel F. McKeithan, Jr...  President of Tamarack Petroleum Company, Inc.                      65        1985
                                        (operator of oil and gas wells) and President
                                        of Active Investor Management, Inc. (manager
                                        of oil and gas wells)(4)

                                                                                                                    Director
            Name                        Current Principal Occupation                                       Age       Since
            ----                        ----------------------------                                       ---       -----

[Photo]     Allan H. Selig............  Commissioner of Major League Baseball and                          66        1995
                                        President and Chief Executive Officer of Selig
                                        Executive Leasing Co., Inc. (automobile leasing agency)(5)

[Photo]     Timothy E. Hoeksema.......  Chairman of the Board, President and Chief                         54        1995
                                        Executive Officer of Midwest Express Holdings,
                                        Inc. (commercial airline carrier)

[Photo]     Bruce J. Olson............  Group Vice President of the Company(2)(6)                          51        1996

[Photo]     Philip L. Milstein........  President and Chief Executive Officer of Emigrant                  52        1996
                                        Savings Bank (savings bank)

[Photo]     Bronson J. Haase..........  Former President and Chief Executive Officer of                    57        1998
                                        Wisconsin Gas Company (gas utility), Vice
                                        President of WICOR, Inc. (utility holding
                                        company) and former President and Chief Executive
                                        Officer of Ameritech Wisconsin(7)

[Photo]     James D. Ericson..........  Retired President, Chief Executive Officer and                     65        2001
                                        Chairman of the Board of Trustees of Northwestern
                                        Mutual Life Insurance Company (life insurance company)(8)

(1)  Stephen H. Marcus and Diane Marcus Gershowitz are brother and sister.

(2) Because the Company operates as a holding company through subsidiary corporations, Stephen H. Marcus and Bruce J. Olson are also officers of certain of the Company's principal operating subsidiaries.

(3) As a result of their beneficial ownership of Common Shares and Class B Shares, Stephen H. Marcus and/or Diane Marcus Gershowitz may be deemed to control, or share in the control of, the Company. See "Stock Ownership of Management and Others."

(4) Daniel F. McKeithan, Jr. is a director of U.S. Bancorp and a trustee of The Northwestern Mutual Life Insurance Company ("NML"). NML is one of the Company's principal lenders.

(5)  Allan H. Selig is a director of Oil-Dri Corporation of America.

(6)  Bruce J. Olson is a director of Fresh Brands, Inc.

(7)  Bronson J. Haase is a director of Firstar Mutual Funds and Roundy's, Inc.

(8) James D. Ericson is a director of Kohl's Corporation, Green Bay Packaging, Inc., Mason Street Funds, Inc., Northwestern Mutual Series Fund, Inc. and a trustee of NML.

          The Board has an Audit Committee whose principal function is to recommend annually a firm of independent certified public accountants to serve as the Company's auditor, to meet with and review reports of the Company's auditor and to recommend to the Board such actions within the scope of its authority as it deems appropriate. The Audit Committee met two times in fiscal 2001. See "Audit Committee Report."

          The Board has a Compensation and Nominating Committee whose principal function is to recommend for approval to the Board the compensation, bonuses and benefits of officers and other key employees of the Company and its subsidiaries and to administer the Company's 1995 Equity Incentive Plan. See "Executive Compensation -- Stock Options." The Compensation and Nominating Committee will consider nominees for director recommended by shareholders, but has no established procedures that shareholders must follow to make a recommendation. The Company's By-laws require that shareholders give advance notice and furnish certain information to the Company in order to nominate a person as a director. The Compensation and Nominating Committee consists of entirely independent directors. During fiscal 2001, the Compensation and Nominating Committee consisted of Timothy E. Hoeksema (Chairman), Daniel F. McKeithan, Jr. and Bronson J. Haase. The Compensation and Nominating Committee met two times in fiscal 2001. See "Executive Compensation -- Report on Executive Compensation."

     During the Company's 2001 fiscal year, four meetings of the Board were held. No director attended fewer than 75% of the meetings of the Board and committees thereof on which he or she served held during fiscal 2001.

                    STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth information as of the Record Date as to the Common Shares and Class B Shares beneficially owned by (i) each director of the Company; (ii) each executive officer named in the Summary Compensation Table set forth below under "Executive Compensation -- Summary Compensation;" (iii) all directors and executive officers of the Company as a group; and (iv) all other persons or entities known by the Company to be the beneficial owner of more than 5% of either class of the Company's outstanding capital stock. A row for Class B Share ownership is not included for individuals or entities who do not beneficially own any Class B Shares.

                                                                                                 Total Share        Percentage of
                                                       Sole Voting          Shared Voting       Ownership and         Aggregate
Name of Individual or                                 and Investment        and Investment       Percentage of         Voting
Group/Class of Stock                                     Power(1)             Power(1)             Class(1)            Power(1)
----------------------                                 ------------         ------------         ------------       -------------

                                                                           Directors and Named Executive Officers
Stephen H. Marcus(2)
 Common Shares...................................          25,478(3)               6,003             31,481(3)
                                                                                                          *                61.9%
 Class B Shares..................................       2,654,458              4,692,099          7,346,557
                                                                                                     (73.8%)
Diane Marcus Gershowitz(2)
 Common Shares...................................          83,929(4)                   0             83,929(4)
                                                                                                          *                48.7%
 Class B Shares..................................       1,742,238              4,029,647          5,771,885
                                                                                                     (58.0%)
Daniel F. McKeithan, Jr.
 Common Shares...................................           9,909(4)                   0              9,909(4)
                                                                                                          *                   *
Allan H. Selig
 Common Shares...................................           7,884(4)                   0              7,884(4)
                                                                                                          *                   *
Timothy E. Hoeksema
 Common Shares...................................           7,659(4)                   0              7,659(4)
                                                                                                          *
Philip L. Milstein
 Common Shares...................................          56,799(4)(5)                0             56,799(4)(5)
                                                                                                          *                   *
 Class B Shares..................................          39,601                      0             39,601
                                                                                                          *
Bronson J. Haase
 Common Shares...................................           3,284(4)                   0              3,284 (4)
                                                                                                          *                   *

Bruce J. Olson
 Common Shares...................................         122,245(3)(6)           30,856            153,101(3)(6)
                                                                                                          *                   *
H. Fred Delmenhorst
 Common Shares...................................          48,264(3)(6)            3,806             52,070(3)(6)
                                                                                                          *                   *
Thomas F. Kissinger
 Common Shares...................................          31,951(3)(6)                0             31,951(3)(6)
                                                                                                          *                   *

                                                                                                 Total Share        Percentage of
                                                       Sole Voting          Shared Voting       Ownership and         Aggregate
Name of Individual or                                 and Investment        and Investment       Percentage of         Voting
Group/Class of Stock                                     Power(1)             Power(1)             Class(1)            Power(1)
----------------------                                 ------------         ------------         ------------       -------------
Douglas A. Neis
 Common Shares...................................          37,699(3)(6)            6,417             44,116(3)(6)
                                                                                                          *                   *
James D. Ericson
 Common Shares...................................           1,500(4)                   0              1,500(4)
                                                                                                          *                   *
All directors and executive officers as a group
(12 persons)(7)
 Common Shares(8)................................         436,601(3)              47,082            483,683(3)
                                                                                                      (2.5%)               80.0%
 Class B Shares..................................       4,436,297              5,013,738          9,450,035
                                                                                                     (95.0%)
                                                   Other Five Percent Shareholders
Private Capital Management, Inc.(9)
  Common Shares(10)..............................          76,850              6,250,586          6,327,436                 5.3%
                                                                                                     (32.9%)
Lord Abbett & Co.(11)
  Common Shares(12)..............................       1,750,000                      0          1,750,000
                                                                                                      (9.1%)                1.5%
Dimensional Fund Advisors(13)
  Common Shares(14)..............................       1,198,892                      0          1,198,892
                                                                                                      (6.2%)                1.0%
-----------------
 * Less than 1%.
(1)  Includes, in some cases, shares over which a person has or shares voting power and/or investment power, as to which beneficial ownership may be disclaimed. The number of Class B Shares (included in the beneficial ownership figures detailed above) set forth for each of the following individuals is also included in the beneficial ownership of at least one other director: Stephen H. Marcus (3,708,008) and Diane Marcus Gershowitz (3,708,008). The outstanding Class B
     Shares are convertible on a share-for-share basis into Common Shares at any time at the discretion of each holder. As a result, a holder of Class B Shares is deemed to beneficially own an equal number of Common Shares. However, to avoid overstatement of the aggregate beneficial ownership of both classes of the Company's outstanding capital stock, the
     Common Shares listed in the table do not include Common
     Shares that may be acquired upon the conversion of outstanding Class B Shares. Similarly, the percentage of outstanding
     Common Shares beneficially owned is determined with respect to the total number of outstanding Common Shares, excluding
     Common Shares that may be issued upon conversion of outstanding Class B Shares.

(2)  The address of Stephen H. Marcus and Diane Marcus Gershowitz is c/o 250 East Wisconsin Avenue, Suite 1700, Milwaukee,
     Wisconsin 53202-4220.

(3)  Includes 3,583, 3,295, 2,228, 1,186 and 1,611 Common Shares held for the respective accounts of Stephen H. Marcus, Bruce
     J. Olson, H. Fred Delmenhorst, Thomas F. Kissinger and Douglas A. Neis and all continuing directors and named executive officers as a group in the Company's Pension Plus Plan as of May 31, 2001, the latest practicable date for which such data is available. See "Executive Compensation -- Summary Compensation Information."

(4)  Includes (a) 6,875 Common Shares subject to acquisition by each of Diane Marcus Gershowitz, Daniel F. McKeithan, Jr.,
     Allan H. Selig and Timothy E. Hoeksema; (b) 4,250 Common Shares subject to acquisition by Philip L. Milstein; (c) 2,500
     Common Shares subject to acquisition by

     Bronson J. Haase; and (d) 1,500 Common Shares subject to acquisition by James D. Ericson, in each case pursuant to the exercise of vested stock options held on the Record Date pursuant to the 1994 Nonemployee Director Stock Option Plan.
     Also includes 784 restricted Common Shares, 392 of which were granted to each of Diane Marcus Gershowitz, Daniel F.
     McKeithan, Jr., Allan H. Selig, Philip L. Milstein, Timothy E. Hoeksema and Bronson J. Haase on each of October 4, 1999 and September 25, 2000. The restrictions on these 784 Common Shares terminate on the second anniversary of the date that they were granted. See "Director Compensation."

(5)  Excludes 5,625 Common Shares in the AB Elbaum Trust, in which Mr. Milstein is co-trustee, 62,055 Class B Shares held by
     Mr. Milstein as a partner of Northmon Investment Co., 2,000 Common Shares held by Mr. Milstein's wife and 8,100 Common
     Shares held by Mr. Milstein's children, as to which Mr. Milstein disclaims beneficial ownership.

(6)  Includes 83,874, 37,438, 30,125 and 36,088 Common Shares subject to acquisition by Bruce J. Olson, H. Fred Delmenhorst,
     Thomas F. Kissinger and Douglas A. Neis, respectively, pursuant to the exercise of vested stock options held on the
     Record Date pursuant to the 1987 Stock Option Plan and 1995 Equity Incentive Plan. See "Executive Compensation -- Stock
     Options."

(7)  In determining the aggregate beneficial ownership of Common Shares and Class B Shares for all continuing directors and named executive officers as a group, shares that are beneficially owned by more than one director or officer are counted only once to avoid overstatement.

(8)  Includes 223,275 Common Shares subject to acquisition pursuant to the exercise of vested stock options held by named executive officers and continuing nonemployee directors of the Company on the Record Date pursuant to the 1987 Stock
     Option Plan, 1995 Equity Incentive Plan and the 1994 Nonemployee Director Stock Option Plan. See "Executive Compensation
     -- Stock Options."

(9)  The address of Private Capital Management, Inc. ("PCM") is 3003 Tamiami Trail North, Naples, Florida 33940.

(10) Other than share ownership percentage information, the information set forth is as of February 14, 2001, as reported by
     PCM in its Schedule 13G/A filed with the Securities Exchange Commission and the Company.

(11) The address of Lord Abbett & Co. ("Lord Abbett") is 90 Hudson Street, Jersey City, New Jersey 07302-3973. Lord Abbett
     Research Fund, Inc. - Small-Cap Value Series owns 1,366,500 shares of Common Shares, Lord Abbett Securities Trust - Lord
     Abbett All Value Fund owns 372,000 Common Shares and Lord Abbett Securities Trust - Lord Abbett Micro - Cap Value Fund
     owns 11,500 Common Shares.

(12) Other than share ownership percentage information, the information set forth is as of August 15, 2001, as disclosed by
     Lord Abbett to the Company in connection with the purchase of 1,750,000 Common Shares from The Ben and Celia Marcus 1992
     Revocable Trust.

(13) The address of Dimensional Fund Advisors ("DFA") is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(14) Other than share ownership percentage information, the information set forth is as of February 2, 2001, as reported by
     DFA in its Schedule 13G filed with the Securities Exchange Commission and the Company.

                             EXECUTIVE COMPENSATION

Report on Executive Compensation

          The Company strives to provide fair and competitive compensation, which rewards corporate and individual performance and helps attract, retain and motivate highly qualified individuals who contribute to the Company's long-term growth and success. One of the Company's guiding philosophies is to encourage its executives and other employees to take appropriate market responsive risk-taking actions that facilitate the growth and success of the Company. The Company's compensation policies attempt to encourage the continuation of this entrepreneurial spirit.

          The Compensation and Nominating Committee of the Board (the "Committee") is responsible for evaluating and determining the compensation of the Company's executive officers, including the Company's Chief Executive Officer, Stephen H. Marcus, in accordance with the foregoing philosophies and policies. The Committee is composed entirely of independent, nonemployee directors. Executive officer compensation consists of base salary, annual bonus payments, stock option grants and other benefits under the Company's several employee benefit plans.

          Each executive officer's base salary has been established based on the level of responsibilities delegated to the executive and the relationship of such responsibilities to those of other Company executive officers. In evaluating and adjusting base salaries of executives (other than Mr. Marcus) from year-to-year, the Committee acts on the recommendations of Mr. Marcus, who in making his recommendations takes into account (i) the financial performance of the Company as a whole and on a divisional basis, when appropriate, for the fiscal year then ended, compared to its respective historical and anticipated performance; (ii) general economic conditions (including inflationary factors) and the impact such conditions had on the industry segments in which the Company operates; (iii) each executive officer's past, and anticipated future, contributions to the Company's performance; (iv) each executive officer's existing base salary compared to the range of the base salaries of similarly situated executives at both the national and local level; (v) any new responsibilities delegated, or to be delegated, to such officer; and (vi) the extent of participation of the executive in any significant corporate achievements over the prior fiscal year. In evaluating and adjusting Mr. Marcus' base salary, the Committee subjectively considers the same factors cited above, as well as the comparative salaries and total compensation packages of other chief executive officers, with particular reference to local market circumstances. In determining Mr. Marcus' base salary for fiscal 2002, the Committee specifically took into account the Company's revenue and earnings performance for fiscal 2001, the Company's long-term record of financial success and the comparative cash compensation of other similarly situated executives.

          Bonus awards attributable to each fiscal year are granted by the Committee to the named executive officers, including Mr. Marcus, subsequent to the fiscal year-end. Fiscal 2001 bonus awards for the named executive officers who have no direct operational responsibilities were based on the recommendations of Mr. Marcus, who made his recommendations based on the Company's overall financial performance for the year then ended and such officer's individual contributions and achievements over fiscal 2001, particularly as such contributions and achievements related to advancing the Company's entrepreneurial philosophy. Specific corporate performance factors considered in making fiscal 2001 bonus determinations for such executives were the contribution that each executive made to his specific functional area and overall Company performance and the Company's 7.7% increase in revenues compared to fiscal 2000, the Company's earnings performance for fiscal 2001 and the comparative cash compensation of other similarly situated executives. The fiscal 2001 bonus award for Bruce J. Olson, who has direct managerial responsibilities for the Company's theatre division and had managerial responsibility for the Company's restaurant operations which were sold in May 2001, was determined based on the financial and operating performance of the theatre division and the successful sale of the Company's restaurants, together with the overall financial performance of the Company in fiscal 2001. Mr. Marcus received a fiscal 2001 bonus payment based on a pre-established formula which provides for his receipt of a performance bonus equal to three-fourths of one percent of the Company's pre-tax earnings, as defined, for the fiscal year.

          Stock options are granted each year by the Committee to selected executive officers as part of such officers' compensation package. Options granted by the Committee have a per share exercise price equal to 100% of the fair market value of the Common Shares on the date of grant. Therefore, since the economic value of each option is directly dependent upon future increases in the value of the Common Shares, the Committee believes option grants help to better align the interests of option recipients with the economic interests of the Company's shareholders. The Committee believes stock option grants provide a long-term incentive for option recipients to improve the Company's financial performance and, in turn, its stock price. The Committee has the flexibility to grant other types of equity-based incentive awards (including stock appreciation rights, restricted stock and performance shares) in addition to stock options in accordance with the 1995 Equity Incentive Plan. Mr. Marcus is not eligible to receive option grants or other awards under the 1995 Equity Incentive Plan. Since Mr. Marcus and his family own approximately 32.6% of the outstanding Common Shares and Class B Shares, his economic interests are already substantially directly linked to the price performance of the Company's Common Shares. Therefore, at the time the 1995 Equity Incentive Plan was adopted, it was determined unnecessary to provide Mr. Marcus with the opportunity to receive stock option grants.

          Consistent with the Company's philosophy of encouraging entrepreneurism throughout the organization, the Committee grants options annually to a broad number of key employees. Option grants in fiscal 2001 to key employees other than the named executive officers constituted 82.2% of all non-Board option grants. The size of option grants to the named executive officers was based on (i) each officer's length of service and relative responsibilities and contributions to the Company's performance over the past year; (ii) the officer's anticipated future contributions to the success of the Company; (iii) historical levels of option grants to, and the level of existing stock ownership of, such officer and other executive officers; and (iv) the relative levels of option grants then being made to all employees and other executive officers.

          The Committee also attempts to provide other competitive compensatory benefits to the Company's executive officers, including participation in the Company's Pension Plus Plan, nonqualified retirement income plan, employee stock purchase plan, nonqualified deferred compensation plan, health insurance, life and disability insurance and other benefits.

          The Company's cash compensation program for its managers is designed to reward an entrepreneurial orientation on the part of such managers. In addition to the need for such reinforcement, the Company also recognizes that long-term service and loyalty are of strategic value to the continued continuity of management which is necessary for the growth of the Company. For this reason, the Company has introduced an incentive stock option program for unit and multi-unit managers based on level of responsibility and length of service.

          As a result of current executive compensation levels, the Committee does not intend currently to take any action to conform its compensation plans to comply with the regulations proposed under Internal Revenue Code Section 162(m) relating to the $1 million cap on executive compensation deductibility imposed by the Omnibus Revenue Reconciliation Act of 1993.

          This report, the information herein and the performance graphs included elsewhere in this proxy statement do not constitute soliciting material and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing by or of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

          By the Compensation and Nominating Committee:
          Timothy E. Hoeksema, Chairman
          Daniel F. McKeithan, Jr.
          Bronson J. Haase

                             AUDIT COMMITTEE REPORT

To the Board of Directors of The Marcus Corporation

          During fiscal 2001, the Audit Committee consisted of Daniel F. McKeithan, Jr. (Chairman), Philip L. Milstein and Allan H. Selig. James D. Ericson was appointed to the Audit Committee by the Board of Directors on July 12, 2001. On July 14, 2000, the Audit Committee adopted an Audit Committee Charter under which it operates. The Audit Committee Charter is attached to this proxy statement as Appendix A.

          The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the Company's financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

          The Audit Committee reviewed with the independent auditors, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States. In addition, the Audit Committee has discussed with Ernst & Young LLP the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

          The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

          In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Annual Report on Form 10-K at and for the year ended May 31, 2001 for filing with the Securities and Exchange Commission.

          Messrs. McKeithan and Milstein are independent directors as defined by the rules of the New York Stock Exchange. As stated in "Certain Transactions" below, Mr. Selig is the President, Chief Executive Officer and sole owner of Selig Executive Leasing Co., Inc., an automobile leasing agency that, in fiscal 2001, received payments of approximately $538,000 from the Company. Because of this relationship, Mr. Selig is not considered an "independent" director under the listing standards of the New York Stock Exchange. The Board of Directors considered this relationship, including the fact that this relationship is relatively minor to the Company, Mr. Selig and Selig Executive Leasing Co., Inc., and concluded that this relationship will not interfere with Mr. Selig's exercise of independent judgment for purposes of the New York Stock Exchange's audit committee independence requirements. As a result, the Board of Directors found that, based on its business judgment, it is in the best interests of the Company and its stockholders for Mr. Selig to serve as a member of the Audit Committee.

          This report and the information herein do not constitute soliciting material and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing by or of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

          By the Audit Committee:
          Daniel F. McKeithan, Jr., Chairman
          Philip L. Milstein
          Alan H. Selig
          James D. Ericson

Summary Compensation Information

          The following table sets forth certain information concerning compensation paid by the Company for the last three fiscal years to the Company's Chief Executive Officer and the four other highest paid executive officers of the Company who earned over $100,000 in salary and bonuses in fiscal 2001. The persons named in the table below are sometimes referred to herein as the "named executive officers."

                                                 Summary Compensation Table
                                                                                           Stock
                                                   Annual Compensation                     Option
   Name and Principal            Fiscal                                                    Grants(3)       All Other
        Positions                 Year         Salary(1)       Bonus(1)      Other(2)      (shares)       Compensation(4)
   ------------------            ------        --------       --------       -------       --------       ------------
Stephen H. Marcus                  2001        $440,000       $269,714       $  --            N/A          $  7,061(5)
 Chairman of the Board,            2000        $420,000       $275,106       $  --            N/A          $  5,521(5)
 President and Chief               1999        $418,077       $284,737       $  --            N/A          $  7,918(5)
 Executive Officer

Bruce J. Olson                     2001        $285,000       $ 10,784       $  --         50,000          $135,041
 Group Vice President              2000        $261,058       $ 76,577       $  --         10,000          $  3,812
                                   1999        $248,558       $112,214       $  --          7,500          $  5,692

H. Fred Delmenhorst                2001        $154,000       $ 10,000       $  --         15,000          $  9,462
 Vice President-Human              2000        $147,087       $ 15,000       $  --          5,000          $  3,812
 Resources                         1999        $141,327       $ 15,000       $  --          3,750          $  8,011

Thomas F. Kissinger                2001        $166,000       $ 20,000       $  --         15,000          $ 19,185
 General Counsel and               2000        $157,961       $ 28,000       $  --          5,000          $  3,974
 Secretary                         1999        $148,558       $ 28,000       $  --          3,750          $  5,094

Douglas A. Neis                    2001        $135,000       $ 10,000       $  --         15,000          $ 33,389
 Chief Financial Officer           2000        $123,846       $ 15,000       $  --          5,000          $  3,550
 and Treasurer                     1999        $114,135       $ 15,000       $  --          3,750          $  3,917

-----------------
(1)  Includes amounts deferred by the Company at the election of the named executive officer under Section 401(k) of the
     Internal Revenue Code and the Company's Deferred Compensation Plan. The Company's Deferred Compensation Plan is a
     defined contribution program whereby an eligible employee may voluntarily make an irrevocable election to defer receipt of up to 100% of the employee's annual compensation on a pre-tax basis. The irrevocable election must be made during an employee's first 60 days of eligibility or, if later, prior to the start of any calendar year to which it applies and must specify both a benefit payment commencement date and a form of payment (i.e., lump sum, periodic installments or monthly annuity), either of which may be substantially changed by written election before the calendar year in which payments would otherwise commence. During the period of deferral, the Company quarterly applies to the deferred amount an earnings credit equal to the average prime interest rate of a designated
     Milwaukee bank. The benefits payable under the Deferred Compensation Plan (i.e., the employee's deferred amounts plus his earnings credits) will be paid out of the Company's general corporate assets as benefit payments become due after the employee's specified commencement date.

(2)  The value of all perquisites and other personal benefits provided to each named executive officer by or on behalf of the Company is significantly less than the required Securities and Exchange Commission reporting thresholds of the lesser of $50,000 or 10% of the annual salary and bonus reported for each respective named executive officer.

(3)  Fiscal 2001, 2000 and 1999 options were granted at 100% of fair market value on the date of grant under the
     Company's 1995 Equity Incentive Plan. See footnote (1) to the table set forth under "Stock Options -- Option Grants in 2001 Fiscal Year."

(4)  Includes the Company's contributions on behalf of each named executive officer to its defined contribution Pension
     Plus Plan and the dollar value of imputed life insurance premiums paid by, or on behalf of, the Company during the fiscal year with respect to term life insurance for the benefit of the named executive officer. The Pension Plus Plan is a profit sharing plan with Internal Revenue Code Section 401(k)
     features and covers all eligible employees of the Company and its subsidiaries, including the named executive officers, and uses a participating employee's aggregate direct compensation as the basis for determining the employee and employer contributions that are allocated to the employee's account under the Pension Plus Plan. A participating employee may elect to make pre-tax deposits of up to 14% of the employee's annual compensation. The
     Pension Plus Plan also provides for three types of employer contributions: (i) a basic contribution equal to 1% of a participating employee's annual compensation; (ii) a matching contribution equal to one-fourth of the employee's pre-tax deposits not exceeding 6% of such annual compensation; and (iii) a discretionary profit performance contribution determined by the Board each year. For purposes of the profit performance contribution, the Company and its subsidiaries are divided into eight profit sharing groups, and the profit performance contribution for the participating employees employed by a particular profit sharing group is dependent on the Company's overall operations meeting profitability targets, the Company having achieved a positive return on shareholders' equity and that profit sharing group's operating performance having been profitable. A participating employee's share of the annual profit performance contribution, if any, for the employee's profit sharing group is determined by multiplying the contribution amount by the ratio of the participating employee's annual compensation to the aggregate annual compensation of all participating employees in that profit sharing group. The employee's pre-tax savings deposits and the employer basic contributions allocated to a participating employee's account are fully vested upon deposit, and the employer matching and profit performance contribution are subject to a graduated vesting schedule resulting in full vesting after seven years of service. The participating employee has the right to direct the investment of the pre-tax savings deposits and employer matching contributions allocated to the employee's account in one or more of several available investment funds. The allocated employer basic contributions are generally expected to be invested in Common Shares but, at the direction of the Pension Plus Plan's administrative committee, may be invested in a different manner. The allocated employer profit performance contributions are invested in the manner selected by the Pension Plus Plan's administrative committee, which may include investment in Common Shares. The vested portion of a participating employee's account balance becomes distributable in a lump sum payment only after the employee's termination of employment, although the employee has the right while employed to borrow a portion of such vested portion or make a withdrawal of pre-tax savings deposits for certain hardship reasons that are prescribed by applicable federal law. The Company also provides all named executive officers with long-term disability protection. The other compensation amounts listed for fiscal
     2001 for Messrs. Olson, Delmenhorst, Kissinger and Neis include special commissions as a result of such officers'
     integral involvement in consummation of the successful sale of the Company's KFC and KFC/Taco Bell restaurants.

(5)  In each of fiscal 2001, 2000 and 1999, the Company paid approximately $368,000 of premiums on three split-dollar insurance policies on the life of Mr. Marcus. The foregoing data is excluded from the table because, upon surrender of these policies to the Company or the death of Mr. Marcus, these premium payments will be reimbursed in full to the Company. Based on an assumed retirement age of 70, the present value of the excess cash surrender value of all of such policies over the premium payments is estimated to be approximately $536,000.

Stock Options

          The Company has a 1987 Stock Option Plan ("1987 Plan") pursuant to which options to acquire Common Shares could have been granted by the Committee prior to June 1997 to officers and other key employees of the Company and its subsidiaries, including executive officers. However, Stephen H. Marcus, Diane Marcus Gershowitz and any other person who owned, directly or indirectly, 5% or more of the Company's voting power were not eligible to receive options under the 1987 Plan. No new options may be granted under the 1987 Plan, although outstanding options previously granted under the 1987 Plan are still outstanding and may be exercised pursuant to their terms.

          The Company also has a 1995 Equity Incentive Plan ("1995 Plan") pursuant to which options to acquire Common Shares may be granted by the Committee until June 2005 to officers and other key employees of the Company and its subsidiaries, including executive officers. However, Stephen H. Marcus, Diane Marcus Gershowitz and any other person who owns, directly or indirectly, 5% or more of the Company's voting power cannot receive options under the 1995 Plan.

          The following table sets forth information concerning the grant of stock options under the 1995 Plan during fiscal 2001 to the named executive officers.

                                              Option Grants in 2001 Fiscal Year
                          Common        Percentage of
                          Shares        Total Options                                    Potential Realizable Value at Assumed
                        Underlying      Granted to All        Exercise                          Annual Rates of Stock Price
                         Options        Employees in          Price(2)      Expiration       Appreciation for Option Term(3)
     Name                Granted(1)     2001 Fiscal Year     (per share)      Date               5%                  10%
     ----                ----------     ----------------     -----------     ------              --                  ---
Stephen H. Marcus           N/A               N/A               N/A            N/A               N/A                 N/A
Bruce J. Olson            50,000             9.35%           $11.4375        6/28/10          $359,649             $911,421
H. Fred Delmenhorst       15,000             2.81%           $11.4375        6/28/10          $107,895             $273,426
Thomas F. Kissinger       15,000             2.81%           $11.4375        6/28/10          $107,895             $273,426
Douglas A. Neis           15,000             2.81%           $11.4375        6/28/10          $107,895             $273,426

------------------

(1)  Options granted under the 1995 Plan may be designed to qualify as either "incentive stock options" within the meaning of
     Section 422A of the Internal Revenue Code or as "nonstatutory stock options." The options reflected in the table were granted on June 28, 2000. The exercise price of each option granted was equal to 100% of the fair market value of the
     Common Shares on the date of grant. These options vest and are exercisable with respect to 40% of the subject shares after two years from the grant date, 60% after three years, 80% after four years and 100% after five years, but may not be exercised after the ten-year option period. Not reflected in this table are 95,000 Common Shares subject to incentive stock options which were granted to the named executive officers after the Company's fiscal 2001 year end (Olson -
     50,000, Delmenhorst - 15,000, Kissinger - 15,000 and Neis - 15,000) at an exercise price of $14.05 per share.

(2)  The exercise price of options may be paid in cash, by delivering previously issued Common Shares or any combination thereof.

(3)  The potential realizable values set forth under the columns represent the difference between the stated option exercise price and the market value of the Common Shares based on certain assumed rates of stock price appreciation and assuming the exercise of the options on their stated expiration date; the potential realizable values set forth under the columns do not take into account applicable tax and expense payments that may be associated with such option exercises. Actual realizable value, if any, will be dependent on the future stock price of the Common Shares on the actual date of exercise, which may be earlier than the stated expiration date. The 5% and 10% assumed rates of stock price appreciation over the ten-year exercise period of the options used in the table above are mandated by the rules of the Securities and
     Exchange Commission and do not represent the Company's estimate or projection of the future price of the Common Shares on any date. There can be no assurance that the stock price appreciation rates for the Common Shares assumed for purposes of this table will actually be achieved.

          The following table sets forth certain information with respect to the named executive officers concerning their unexercised stock options held as of the end of the Company's fiscal 2001. No options were exercised by any of the named executive officers during the Company's fiscal 2001.

                                Fiscal 2001 Year-End Value Table
                                Number of Common Shares               Value of Unexercised
                           Underlying Unexercised Options at     In-the-Money Options at End of
                                 End of Fiscal 2001(1)                   Fiscal 2001(3)
     Name                    Exercisable(2)/Unexercisable(2)        Exercisable/Unexercisable
     ----                    ------------------------------         -------------------------
 Stephen H. Marcus                      N/A                               N/A

 Bruce J. Olson                   75,374 / 69,000                   $245,435 /  $163,000

 H. Fred Delmenhorst              33,188 / 24,500                   $111,059 /   $52,875

 Thomas F. Kissinger              25,875 / 24,500                    $55,863 /   $52,875

 Douglas A. Neis                  32,138 / 24,050                   $111,059 /   $52,875

----------------
(1)  See vesting schedule of stock options set forth in footnote (1) under the "Option Grants in 2001 Fiscal Year" table.

(2)  Excludes 20,950 Common Shares subject to previously granted stock options that vested and became exercisable after the Company's 2001 fiscal year end (Olson - 8,500, Delmenhorst -
     4,250, Kissinger - 4,250 and Neis - 3,950). Also excludes 95,000 Common Shares subject to stock options that were granted to the named executive officers after the Company's fiscal
     2001 year end (Olson - 50,000, Delmenhorst - 15,000, Kissinger - 15,000 and Neis - 15,000)
     at an exercise price of $14.05 per share.

(3)  The dollar values were calculated by determining the difference between the fair market value of the underlying Common Shares and the various applicable exercise prices of the named executive officers' outstanding options at the end of fiscal 2001. The closing sale price of the Common Shares on the New York Stock Exchange on May 31, 2001 was $14.30 per
     share.

Pension Plan

          The Company has a nonqualified defined benefit pension plan ("Supplemental Plan") for eligible employees of the Company and its subsidiaries. An employee participating in the Supplemental Plan is entitled to receive annual benefits substantially in accordance with the table set forth below, except that the amounts shown in the table do not reflect the applicable reductions for Social Security benefits and benefits funded by employer contributions that are payable under other Company-sponsored plans. For an employee entitled to the highest level of Social Security benefits who retires at age 65 during calendar year 2001, the reduction in annual Supplemental Plan benefits would equal approximately $9,216.

                                 Estimated Annual Pension Plan Benefits
                                  for Representative Years of Service
                       ---------------------------------------------------------
   Final Five-Year
Average Compensation       15          20          25          30         35
--------------------       --          --          --          --         --
      $100,000......... $  25,000   $  33,300   $  41,667   $  50,000  $  50,000
       200,000.........    50,000      66,600      83,334     100,000    100,000
       350,000.........    87,500     116,550     145,834     175,000    175,000
       500,000.........   125,000     166,500     208,335     250,000    250,000
       650,000.........   162,500     216,450     270,835     325,000    325,000
       800,000.........   200,000     266,400     333,333     400,000    400,000
       950,000.........   237,500     316,350     395,836     475,000    475,000

          The Supplemental Plan is available to eligible employees of the Company and its subsidiaries with annual compensation in excess of a specified level (e.g., $85,000 in 2001), including the named executive officers of the Company. The Supplemental Plan is a defined benefit retirement income program that provides benefits based on the employee's average total compensation for the five highest compensation years within the employee's last ten compensation years. The amounts accrued for named executive officers under the Supplemental Plan are not readily ascertainable and therefore are not included in the "Summary Compensation Table" above. In calculating employee compensation for purposes of determining its contribution to the Supplemental Plan, the Company uses a participating employee's total direct compensation (which, for the named executive officers, is comprised of the salary and bonus amounts listed in the "Summary Compensation Table" above) in determining its annual benefits, calculated on a straight life annuity basis assuming benefits commence at age 65. In addition to a reduction equal to 50% of Social Security benefits, the Supplemental Plan reduces its benefits by the benefits attributable to the employer contributions received by the participating employee under other Company-sponsored plans, such as the Pension Plus Plan and the Company's former qualified pension plans.

          A participating employee is entitled to benefits under the Supplemental Plan upon normal retirement on or after age 65, early retirement after age 60 with at least five years of service, disability retirement after at least five years of service and other termination of employment after at least five years of service. A graduated vesting schedule, which provides for 50% vesting after five years of service and an additional 10% for each year of service thereafter, applies in the case of termination of employment before completing 10 years of service or qualifying for normal, early or disability retirement. Benefits payable under the Supplemental Plan are paid out of the Company's general corporate assets as benefit payments become due after retirement or other termination. At the end of fiscal 2001, Stephen H. Marcus, Bruce J. Olson, H. Fred Delmenhorst, Thomas F. Kissinger and Douglas A. Neis had 40, 27, 16, 7 and 15 years, respectively, of credited years of service under the Supplemental Plan.

Director Compensation

          Each nonemployee director receives an annual retainer fee of $5,000 in cash and 392 Common Shares. Each nonemployee director also receives $1,750 for each meeting of the Board and $350 for each committee meeting thereof (or $500 per committee meeting if that person serves as the committee's chairperson) that he or she attends. In addition, under the Company's 1994 Nonemployee Director Stock Option Plan ("Director Plan"), each nonemployee director automatically is granted stock options to purchase 1,000 Common Shares upon his or her initial appointment or election to the Board and stock options to purchase 500 Common Shares at the end of each fiscal year of the Company. Exercise prices of options granted under the Director Plan are equal to 100% of the fair market value of the Common Shares on the date of grant. Under the Director Plan, on May 31, 2001, each nonemployee director received his or her annual automatic option grant to purchase 500 shares of Common Stock at an exercise price of $14.30 per share. The options have a term of ten years and were fully vested and exercisable immediately after grant.

                          STOCK PERFORMANCE INFORMATION

          Set forth below is a line graph comparing the annual percentage change during the Company's last five fiscal years in the Company's cumulative total shareholder return (stock price appreciation on a dividend reinvested basis) on the Common Shares, compared to (i) the cumulative total return of a composite peer group index selected in good faith by the Company and (ii) companies included in the Russell 2000 Index. The composite peer group index is comprised of the Standard & Poor's Hotel/Motel Index, (weighted 66%) and the Company-selected theatre index, which includes Carmike Cinemas, Inc., Cineplex Odeon Corp., Loews Cineplex Entertainment Corp. and AMC Entertainment, Inc., (weighted 34%). The indices within the composite peer group index are weighted to approximate the relative revenue contributions of each of the Company's respective business segments (counting the limited-service lodging and hotel/resort segments as one segment) to the Company's total revenues in fiscal 2001. The shareholder returns of the companies included in the theatre index are weighted based on each such company's relative market capitalization as of the beginning of the presented periods. The performance for this group only reflects the performance of (i) Cineplex Odeon Corp. until May 1998, when it was acquired by Loews Cineplex Entertainment Corp., (ii) Carmike Cinemas, Inc. until August 2000, when it filed for bankruptcy and (iii) Loews Cineplex Entertainment Corp. until February 2001, when it filed for bankruptcy. Use of a similar composite peer group index that included the Standard & Poor's Restaurants Index along with the Standard & Poor's Hotel/Motel Index and the Company-selected theatre index used in past years' proxy statements has been discontinued due to the Company's sale of its restaurant operations in fiscal 2001.

                               [GRAPHIC OMITTED]

================================================================================
                            5/31/96  5/31/97  5/31/98  5/31/99  5/31/00  5/31/01
================================================================================
The Marcus Corporation        $100     $94     $102      $72      $63      $83
--------------------------------------------------------------------------------
Composite Peer Group Index    $100     $105    $118      $131     $99      $95
--------------------------------------------------------------------------------
Russell 2000 Index            $100     $100    $126      $121    $132     $137
================================================================================

                              CERTAIN TRANSACTIONS

          During the 2001 fiscal year, the Company paid approximately $162,000 of interest to certain entities owned by Ben Marcus, Stephen H. Marcus, Diane Marcus Gershowitz and certain trusts for the benefit of members of their families on nine debts of the Company owed to such entities. These debts are due on demand and bear interest at the prime rate (7.0% as of May 31, 2001). The largest aggregate amount outstanding on the above debts during the Company's 2001 fiscal year was $2,716,000. As of the end of the 2001 fiscal year, the amount outstanding on the nine debts was $2,716,000. Payment of both principal and interest on these debts is current.

          In May 1998, Marcus Hotels, Inc., one of our subsidiaries, entered into two agreements with Virtuem, Inc., an entity in which Diane Marcus Gershowitz has an interest, to develop and manage a luxury hotel project in Chicago, Illinois. These agreements were terminated on October 2, 1999. In conjunction with this agreement, Marcus Hotels advanced funds for the benefit of Virtuem for costs associated with the development of the project. The advances were secured by a mortgage on Virtuem's leasehold interest, and the interest on the advances was the prime rate plus 1.0%. On March 14, 2001, the Company acquired the favorable lease rights for the Chicago location from Virtuem for $13.4 million. The purchase price for the lease rights was based upon an various independent appraisals and was approved by our board of directors. The purchase price was satisfied by the cancellation of a note from Virtuem related to the advancement of funds noted above, the outstanding principal and interest of which equaled approximately $2.2 million, and the payment by Marcus Hotels to Virtuem of approximately $11.2 million in cash. The Company intends to develop and manage a Baymont Inn & Suites, including adjoining retail space, in the location acquired.

          As in prior years, during the 2001 fiscal year, the Company leased automobiles from Selig Executive Leasing Co., Inc. Aggregate lease payments were $538,000 in fiscal 2001. Allan H. Selig, a director of the Company, is the President, Chief Executive Officer and sole shareholder of Selig Executive Leasing Co., Inc.

          The Company believes that all of the above transactions were consummated on terms at least as favorable as could have been obtained from non-affiliated third parties.

                  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          The Company's directors and executive officers are required to report their ownership of Common Shares and Class B Shares and any changes in that ownership to the Securities Exchange Commission ("SEC") and the New York Stock Exchange. In January, 2001, a Form 5, reflecting two sales of Common Shares by certain family trusts of which Stephen H. Marcus is a trustee, was inadvertently filed late. In making the above statement, the Company has relied upon the representations of the persons involved and on copies of their reports filed with the SEC.

                                  OTHER MATTERS

          Ernst & Young LLP acted as the independent auditors of the Company in fiscal 2001 and was similarly appointed to act in fiscal 2002. Ernst & Young's fees for the most recent annual audit were approximately $123,000 and all other fees paid during fiscal 2001 totaled about $285,000, including audit related services of approximately $41,000 and non-audit services (tax consulting) of $244,000. Audit related services generally include fees for joint venture partnership audits, pension audits and other accounting consultations. Representatives from Ernst & Young are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate shareholder questions.

          The Company has filed an Annual Report on Form 10-K with the Securities and Exchange Commission for its 2001 fiscal year, which ended on May 31, 2001. The Company will provide a copy of the Form 10-K (excluding exhibits) without charge to each person who was a record or beneficial owner of Common Shares or Class B Shares as of the Record Date and who submits a written request therefor. Exhibits to the Form 10-K will be furnished upon payment of the fee described in the list of exhibits accompanying the copy of Form 10-K. Requests for copies of the Form 10-K and any exhibits thereto should be addressed to Thomas F. Kissinger, General Counsel and Secretary, The Marcus Corporation, 250 East Wisconsin Avenue, Suite 1700, Milwaukee, Wisconsin 53202-4220.

          The Board does not intend to present at the Meeting any matters for shareholder action other than the matter described in the Notice of Annual Meeting. The Board knows of no other matters to be brought before the Meeting that will require the vote of shareholders. If any other business or matters properly come before the Meeting, the proxies named in the accompanying proxy will vote on such business or matters in accordance with their best judgment.

          A shareholder wishing to include a proposal in the Company's proxy statement for its 2002 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must forward the proposal to the Company by April 30, 2002. In addition, a shareholder who otherwise intends to present business at the 2002 Annual Meeting of Shareholders (including nominating persons for election as directors) must comply with the requirements set forth in the Company's By-laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the By-laws, to the Secretary of the Company not later than 45 days prior to the date in the current year corresponding to the date on which the Company first mailed its proxy materials for the prior year's annual meeting. Accordingly, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 prior to July 14, 2002, the notice will be considered untimely and the Company will not be required to present such proposal at the 2002 Annual Meeting of Shareholders. If the Board of Directors chooses to present such proposal at the 2002 Annual Meeting of Shareholders, the persons named in proxies solicited by the Board of Directors for the 2002 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

          The cost of soliciting proxies will be paid by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other holders of record for their expenses in communicating with the persons for whom they hold Common Shares or Class B Shares. It is not anticipated that anyone will be specially engaged to solicit proxies or that special compensation will be paid for that purpose, but the Company reserves the right to do so should it conclude that such efforts are needed.

                                       On Behalf of the Board of Directors

                                       /s/ Thomas F. Kissinger

                                       Thomas F. Kissinger
                                       General Counsel and Secretary
Milwaukee, Wisconsin
September 6, 2001

                                                                      APPENDIX A
                             THE MARCUS CORPORATION
                             Audit Committee Charter
                                  June 14, 2000

          This Audit Committee Charter is intended to assist the Audit Committee ("Committee") of the Board of Directors (the "Board") of The Marcus Corporation (the "Company") in carrying out its duties and responsibilities. This Charter, however, is not intended to, and does not, create any legal or fiduciary duties or responsibilities or form the basis for a breach of fiduciary duty or potential liability if not complied with.

          1. The Committee shall consist of at least three directors, all of whom meet the independence and experience requirements of the New York Stock Exchange (the "NYSE") listing standards, except as otherwise determined by the Board in accordance with the standards of the NYSE and/or the Securities and Exchange Commission (the "SEC").

          2. Absent unusual circumstances, the Committee shall attempt to meet at least twice annually. Special meetings shall be held as circumstances require as determined by the Chairman of the Audit Committee or by any two other members of the Committee.

          3. The Committee's responsibilities shall include the following:

          a. To recommend annually to the Board a firm of independent certified public accountants to serve as the Company's independent auditing firm for the forthcoming fiscal year, which firm is ultimately accountable to the Committee and the Board. See Item 8.

          b. To be well-informed about the Company's quarterly and annual financial reports by receiving and reviewing copies of all such reports.

          c. To review with the Company's chief executive officer, chief financial officer and/or its principal accounting officer and the Company's independent auditing firm the areas of financial risk that could have a material adverse effect on the Company's results of operation or financial condition.

          d. To review with the Company's chief executive officer, chief financial officer and/or its principal accounting officer the Company's annual audit plans.

          e. To review with the Company's chief executive officer, chief financial officer and/or its principal accounting officer the Company's in-house policies and procedures for regular review of officers' conflicts of interest.

          f. To review management's plans for engaging the Company's independent public accountant to perform management advisory and other non-audit related services during the coming fiscal year; provided, that to the extent the Company's independent public accountant's independence from the Company is not compromised, management may engage the Company's independent public accountant to perform such services and report the extent and outcome of such services to the Committee at its next meeting.

          g. To periodically review and analyze with the Company's chief executive officer, chief financial officer and/or its principal accounting officer and the Company's independent auditing firm comparable public company financial reporting and accounting policies and practices that materially differ from those of the Company.

          h. To evaluate the performance of the independent auditing firm and, where appropriate, to recommend that the Board replace the independent auditing firm.

          i. To ensure that the Company's independent auditing firm submits periodic reports to the Committee delineating all relationships between the independent auditing firm and the Company, to discuss such reports with the independent auditing firm and to recommend that the Board take appropriate action to satisfy itself of the independence of the independent auditing firm.

          j. To receive annual written confirmation from the Company's independent auditing firm that it is independent from the Company within the meaning of the Securities Act of 1933, as amended, and within the requirements of the Independence Standards Board.

          k. To prepare the report required by the rules of the SEC to be included in the Company's proxy statement for its annual meeting of shareholders.

          4. The Committee shall have unrestricted lines of communication with the chief executive officer, chief financial officer and/or principal accounting officer of the Company, as well as the Company's independent auditors, at all times.

          5. The Committee shall advise the Company's chief executive officer, chief financial officer and/or chief accounting officer that it expects to be consulted before the Company seeks a second opinion on any significant accounting issue from an accounting or auditing firm other than the Company's independent public accountant.

          6. The Committee, through its Chairman, shall report its activities to the Board after each committee meeting so that the Board is kept informed of its activities on a current basis.

          7. The Committee shall meet with the Company's general counsel and/or outside legal counsel, when appropriate, to discuss pending or threatened legal matters that may have a significant impact on the Company's financial statements.

          8. Factors to be considered in selecting or retaining an independent public accountant to serve as the Company's independent auditing firm shall include, without limitation, the following:

          a. Opinions by appropriate management personnel, particularly the Company's chief financial officer and chief accounting officer, on the capabilities, resources and performance of the public accounting firm;
          b. The firm's proposed audit fee and explanations for any material fee changes from prior years;
          c. The expected level of participation by the firm's partner designated to the Company's account and other management personnel in the audit examination and the mix of skills and experience of the firm's staff and its staff rotation policy with respect to the Company;
          d. If a new public accounting firm is being considered, the steps planned to ensure a smooth and effective transition;
          e. If a new public accounting firm is being considered, the report of the firm's latest peer review conducted pursuant to a professional quality control program and any significant litigation problems or disciplinary actions by the SEC or others;
          f. If a new public accounting firm is being considered, the proposed firm's credentials, capabilities and reputation and a list of clients in the same geographical area and in the same industry; and
          g.   The public accounting firm's independence from the Company.

          9. The Committee shall review and discuss annual audited financial statements with management and shall discuss with the independent auditing firm matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The following are other general post-audit review considerations and guidelines:

          a. The Committee should attempt to obtain from the Company's chief financial officer and/or chief accounting officer explanations for all significant variances in the financial statements between years and quarterly periods.

          b. The Committee should attempt to request, at least annually, an explanation from management and the independent auditing firm of changes in accounting standards or rules promulgated by the FASB, SEC or other regulatory bodies that have or will have a material effect on the Company's financial statements or accounting policies or practices.

          c. The Committee should attempt to inquire about the existence and substance of any significant accounting accruals, reserves or estimates made by management that had or will have a material impact on the financial statements.

          d. The Committee should attempt to meet privately with the independent auditing firm to request its opinion on various matters, including the capabilities of the Company's financial and accounting personnel.

          e. The Committee should attempt to ask the independent auditing firm what its greatest concerns were in the course of the audit and if it believes anything else should be discussed with the Committee while not in the presence of management or the Company's chief financial officer and/or principal accounting office.

          f. The Committee should attempt to review the letter of management representations given to the independent auditing firm and inquire whether it encountered any difficulties in obtaining the letter or any specific representations therein.

          g. The Committee should attempt to discuss with management and the independent auditing firm the substance of any significant issues raised by the Company's general counsel and/or outside legal counsel concerning litigation, contingencies, claims or assessments. The Committee should attempt to understand, if required, how such matters are reflected in the Company's financial statements.

          h. The Committee should attempt to inquire with the Company's chief executive officer, chief financial officer and chief accounting officer whether there are any significant tax matters that have been or might be reasonably disputed by the IRS or state agencies, and inquire as to the status of the related tax reserves.

          i. The Committee, at least through its Chairman, should attempt to review with management the MD&A section of the Company's annual report and ask the extent to which the independent auditing firm reviewed the MD&A section. Similar efforts should be attempted, at least on a post-filing basis, with respect to the Company's quarterly reports. The Committee should ask the independent auditing firm whether the other sections of the annual report to shareholders and Form 10-K are consistent with the information reflected in the financial statements.

          10. The Committee shall review and reassess the adequacy of this Charter not less than annually and should seek the input of the Company's independent auditing firm and the Company's chief executive officer, chief financial officer, chief accounting officer and/or general counsel with regard to the adequacy of this Charter and the desirability of amendments hereto.

                                                                                                                           [White]

                                                      THE MARCUS CORPORATION
                                                 PROXY FOR HOLDERS OF COMMON STOCK
                                                SOLICITED BY THE BOARD OF DIRECTORS
                            FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 23, 2001

The undersigned hereby constitutes and appoints STEPHEN H. MARCUS and THOMAS F. KISSINGER, and each of them, with the power of substitution, as proxies of the undersigned, to vote any and all shares of Common Stock of THE MARCUS CORPORATION which the undersigned is entitled to vote at the 2001 Annual Meeting of Shareholders to be held at 10:00 A.M., local time, October 23, 2001, at the Hilton Madison Monona Terrace, Madison, Wisconsin, and at any adjournment thereof, upon such business as may properly come before the meeting, including the following items as more completely described in the Proxy Statement for the meeting.


The undersigned acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and the 2001 Annual Report to
Shareholders and hereby revokes any other proxy heretofore executed by the undersigned for such meeting.


This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted FOR all nominees for director and on such other matters as may properly come before the meeting or any adjournment thereof in accordance with the best judgment of the proxies named herein.






                                      * DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED *



                                            THE MARCUS CORPORATION 2001 ANNUAL MEETING
1. ELECTION OF DIRECTORS:  1.-Diane Marcus Gershowitz   2.-Timothy E. Hoeksema     [ ] FOR all nominees   [ ] WITHHOLD AUTHORITY
                           3.-Stephen H. Marcus         4.-Daniel F. McKeithan, Jr .   listed to the left     to vote for all
                           5.-Bruce J. Olson            6.-Allan H. Selig              (except as             nominees listed
                           7.-Philip L. Milstein        8.-Bronson J. Haase             specified below).     to the left.
                           9.-James D. Ericson

                                                                                         ------------------------------------------
(Instructions:  To withhold authority to vote for any indicated nominee, write the       [                                         ]
number(s) of the nominee(s) in the box provided to the right.)                      ---> [                                         ]
                                                                                         ------------------------------------------

2. Upon such other business as may properly come before the annual meeting or any adjournment thereof in accordance with the best judgment of such proxies.





Check appropriate box                               Date: ______________________
Indicate changes below:
Address Change?         [ ]  Name Change? [ ]
                                                                                         ------------------------------------------
                                                                                         [                                         ]
                                                                                         [                                         ]
                                                                                         [                                         ]
                                                                                         [                                         ]
                                                                                         ------------------------------------------
                                                                                         Signature(s) in Box
                                                                                         Please sign exactly as your name appears
                                                                                         on your stock certificate. Joint owners
                                                                                         should each sign personally. A
                                                                                         corporation should sign in full
                                                                                         corporate name by a duly authorized
                                                                                         officer. When signing as attorney,
                                                                                         executor, administrator, trustee or
                                                                                         guardian, give full title as such.


                                                                                                                            [Blue]
                                                      THE MARCUS CORPORATION
                                             PROXY FOR HOLDERS OF CLASS B COMMON STOCK
                                                SOLICITED BY THE BOARD OF DIRECTORS
                            FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 23, 2001

The undersigned hereby constitutes and appoints STEPHEN H. MARCUS and THOMAS F. KISSINGER, and each of them, with the power of substitution, as proxies of the undersigned, to vote any and all shares of Class B Common Stock of THE MARCUS CORPORATION which the undersigned is entitled to vote at the 2001 Annual Meeting of Shareholders to be held at 10:00 A.M., local time, October 23,
2001, at the Hilton Madison Monona Terrace, Madison, Wisconsin, and at any adjournment thereof, upon such business as may properly come before the meeting, including the following items as more completely described in the Proxy Statement for the meeting.


The undersigned acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and the 2001 Annual Report to
Shareholders and hereby revokes any other proxy heretofore executed by the undersigned for such meeting.


This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted FOR all nominees for director and on such other matters as may properly come before the meeting or any adjournment thereof in accordance with the best judgment of the proxies named herein.





                                      * DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED *



                                            THE MARCUS CORPORATION 2001 ANNUAL MEETING
1. ELECTION OF DIRECTORS:  1.-Diane Marcus Gershowitz   2.-Timothy E. Hoeksema     [ ] FOR all nominees   [ ] WITHHOLD AUTHORITY
                           3.-Stephen H. Marcus         4.-Daniel F. McKeithan, Jr .   listed to the left     to vote for all
                           5.-Bruce J. Olson            6.-Allan H. Selig              (except as             nominees listed
                           7.-Philip L. Milstein        8.-Bronson J. Haase             specified below).     to the left.
                           9.-James D. Ericson

                                                                                         ------------------------------------------
(Instructions:  To withhold authority to vote for any indicated nominee, write the       [                                         ]
number(s) of the nominee(s) in the box provided to the right.)                      ---> [                                         ]
                                                                                         ------------------------------------------

2. Upon such other business as may properly come before the annual meeting or any adjournment thereof in accordance with the best judgment of such proxies.





Check appropriate box                               Date: ______________________
Indicate changes below:
Address Change?         [ ]  Name Change? [ ]
                                                                                         ------------------------------------------
                                                                                         [                                         ]
                                                                                         [                                         ]
                                                                                         [                                         ]
                                                                                         [                                         ]
                                                                                         ------------------------------------------
                                                                                         Signature(s) in Box
                                                                                         Please sign exactly as your name appears
                                                                                         on your stock certificate. Joint owners
                                                                                         should each sign personally. A
                                                                                         corporation should sign in full
                                                                                         corporate name by a duly authorized
                                                                                         officer. When signing as attorney,
                                                                                         executor, administrator, trustee or
                                                                                         guardian, give full title as such.